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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3; No. 33-63459) and related Prospectus of Wyman-Gordon Company for the registration of 16,500,000 shares of its common stock and to the incorporation by reference therein of our report dated June 23, 1997 with respect to the consolidated financial statements and schedule of Wyman-Gordon Company included in its Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP


Boston, Massachusetts

August 14, 1997